Exhibit 99.1

NEWS RELEASE

Dynegy Inc.	601 Travis Street	Suite 1400	Houston, Texas	77002	www.dynegy.com

FOR IMMEDIATE RELEASE	NR14-09

DYNEGY ANNOUNCES SECOND QUARTER 2014 RESULTS, RAISES 2014 GUIDANCE

Second Quarter and First Half 2014 Financial Highlights:

•                  $38 million in consolidated Adjusted EBITDA for the quarter, an increase of $30 million compared to the second quarter 2013.

•                  $190 million in consolidated Adjusted EBITDA for the first half of 2014, an increase of $139 million compared to the first half of 2013.

•                  $1,026 million in liquidity at Dynegy Inc. and $216 million at IPH at June 30, 2014.

•                  $163 million in Cash Flow from Operations.

•                  Increased the full-year 2014 Adjusted EBITDA guidance range to $330-380 million and the Free Cash Flow guidance range to $45-95 million.

Recent Developments:

•                  Moss Landing 6&7 tolling agreement for 2016 received final approval from the California Public Utilities Commission.

•                  Forward bilateral capacity sales in MISO now exceed 1,000 megawatts and IPH annual long-term contracts for energy and capacity total 470 megawatts - a contract for up to 120 megawatts was signed in July and IPH cleared 847 megawatts in the May PJM auction.

HOUSTON (August 6, 2014) — Dynegy Inc. (NYSE: DYN) reported second quarter 2014 consolidated Adjusted EBITDA of $38 million, compared to $8 million for the second quarter 2013. The $30 million increase in Adjusted EBITDA was primarily due to improved realized energy prices in the Coal segment and improved spark spreads in the Gas segment. The Company’s operating loss was $54 million for the second quarter 2014 compared to an operating loss of $111 million for the same period in 2013. The net loss attributable to Dynegy Inc. for the second quarter 2014 was $123 million, compared to a net loss of $145 million for the second quarter 2013.

For the first half of 2014, consolidated Adjusted EBITDA of $190 million compared to $51 million for the same period in 2013. The $139 million increase in Adjusted EBITDA was primarily due to improved spark spreads in the Gas segment, improved realized energy prices in the Coal segment and the addition of the IPH segment. The operating loss for the first half of 2014 was $53 million compared to an operating loss of $226 million in the first half of 2013. The net loss attributable to Dynegy Inc. for the first half of 2014 was $164 million, compared to a net loss of $287 million for the first half of 2013.

“The Company’s financial performance continues to improve with our first half Adjusted EBITDA results up nearly four-fold compared to the first half of 2013. The underlying fundamentals continue to indicate improving capacity prices and higher energy prices and volatility. These improvements are driven by a market expectation of reduced supply as a result of plant retirements, the majority of which will occur in the 2015-2016 timeframe. We have now executed more than 1,000 megawatts of bilateral capacity transactions in MISO through planning year 2020 at price levels significantly higher than the 2014/2015 auction clearing price,” said Dynegy President and Chief Executive Officer Robert C. Flexon.

Second Quarter Comparative Results

	Quarter Ended June 30, 2014
	(in millions)
	Coal	IPH	Gas	Other	Total
Operating loss	$(5)	$(17)	$(2)	$(30)	$(54)
Plus / (Less):
Depreciation expense	11	10	35	1	57
Amortization of intangible assets and liabilities, net	(2)	3	18	—	19
Earnings from unconsolidated investments	—	—	10	—	10
Other items, net	—	—	—	(39)	(39)
EBITDA (1)	4	(4)	61	(68)	(7)
Plus / (Less):
Acquisition and integration costs	—	2	—	—	2
Mark-to-market loss, net	—	4	10	—	14
Change in fair value of common stock warrants	—	—	—	43	43
Gain on sale of assets, net	—	—	(14)	—	(14)
Income attributable to noncontrolling interest	—	(1)	—	—	(1)
Other	4	(1)	1	(3)	1
Adjusted EBITDA (1)	$8	$—	$58	$(28)	$38

	Quarter Ended June 30, 2013
	(in millions)
	Coal	Gas	Other	Total
Operating loss	$(49)	$(36)	$(26)	$(111)
Plus / (Less):
Depreciation expense	10	39	—	49
Amortization of intangible assets and liabilities, net	33	31	—	64
Other items, net	—	(1)	(10)	(11)
EBITDA (1)	(6)	33	(36)	(9)
Plus / (Less):
Acquisition and integration costs	—	—	1	1
Mark-to-market (income) loss, net	(18)	19	—	1
Change in fair value of common stock warrants	—	—	9	9
Other	—	1	5	6
Adjusted EBITDA (1)	$(24)	$53	$(21)	$8

(1)         EBITDA and Adjusted EBITDA are non-GAAP financial measures and are used by management to evaluate Dynegy’s business on an ongoing basis.  Please refer to Item 2.02 of Dynegy’s Form 8-K which is available on the Company’s website: www.dynegy.com and filed on August 6, 2014, for definitions, purposes and uses of such non-GAAP financial measures. A reconciliation of EBITDA to Operating loss is presented above. General and administrative expenses are not allocated to each segment and are included in the Other segment. Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

Segment Review of Results Quarter-over-Quarter

Coal — The second quarter 2014 operating loss was $5 million, compared to an operating loss of $49 million for the same period in 2013. Adjusted EBITDA totaled $8 million during the second quarter 2014 compared to $(24) million during the same period in 2013 primarily due to higher realized prices and lower operating and maintenance expense during second quarter 2014 compared to second quarter 2013. This was partially offset by higher delivered fuel costs during 2014.

IPH — The second quarter 2014 operating loss was $17 million. IPH contributed no Adjusted EBITDA during the second quarter 2014.  The segment generated 5.4 million megawatt-hours, a meaningful portion of which was hedged through the segment’s retail business and other third parties. The segment’s capacity factor was 59% during the quarter due to planned and unplanned outages as well as unfavorable market conditions which adversely impacted results.

Gas — The second quarter 2014 operating loss was $2 million, compared to an operating loss of $36 million for the same period in 2013. Adjusted EBITDA totaled $58 million during the second quarter 2014 compared to $53 million during the same period in 2013. The quarter-over-quarter increase in Adjusted EBITDA is due to higher energy margin and capacity revenue and distributions from Black Mountain, which more than offset a decrease in tolling revenues at Moss Landing and an increase in operating and maintenance expense.

Liquidity

As of June 30, 2014, Dynegy’s total available liquidity was $1,242 million as reflected in the table below.

	June 30, 2014
(amounts in millions)	Dynegy Inc.	IPH (1)(2)	Total
Revolver capacity	$475	$—	$475
Less: Outstanding letters of credit	(181)	—	(181)
Revolver availability	294	—	294
Cash and cash equivalents	732	216	948
Total available liquidity	$1,026	$216	$1,242

(1)             Includes Cash and cash equivalents of $182 million related to Genco.

(2)             Due to the ring-fenced nature of IPH, cash at the IPH and Genco entities may not be moved out of these entities without meeting certain criteria. However, cash at these entities is available to support current operations of these entities.

Consolidated Cash Flow

Cash flow provided by operations for the first half of 2014 was $163 million. During the first half of 2014, the power generation business provided cash of $223 million primarily due to the operation of the Company’s power generation facilities. Corporate and other activities used cash of approximately $89 million primarily due to interest payments related to the Company’s Credit Agreement, Senior Notes and the Genco Senior Notes and other general and administrative expense. In addition, there were $29 million in positive changes in working capital.

Cash flow used in investing activities totaled $55 million for the first half of 2014.  During the first half of 2014, capital expenditures totaled $69 million, including $41 million in maintenance capital expenditures, $18 million in environmental capital expenditures and $10 million in capitalized interest.  During the first half of 2014, there was a $14 million cash inflow related to cash proceeds received upon the close of the sale of the Company’s 50 percent partnership interest in Nevada Cogeneration Associates #2, a partnership that owns Black Mountain.

Cash flow used in financing activities during the quarter was $3 million.

PRIDE Reloaded

Over the next three years, the Company is targeting $135 million in operating improvements and $165 million in balance sheet efficiencies from its PRIDE (Producing Results through Innovation by Dynegy Employees) Reloaded program. The Company is on track to meet its 2014 PRIDE Reloaded EBITDA improvement target of $60 million and its balance sheet efficiency target of $65 million. The overall goal of the PRIDE Reloaded program remains improving operating performance, cost structure and the balance sheet to drive incremental cash flow benefits.

Recent Developments

In June, the California Public Utilities Commission approved the agreements for the 2016 Moss Landing/ PG&E energy and capacity transactions for Moss Landing units 6&7. The approval became final in July, 30 days after the CPUC resolution was issued.

Year-to-date, Dynegy has entered into total bilateral forward capacity sales in MISO in excess of 1,000 megawatts at prices up to $2.50 per kilowatt-month, primarily in the Coal segment. In July, the Company executed a long-term wholesale contract for up to 120 megawatts annually for 2018 through 2026 for energy and capacity in Illinois bringing long-term, annual origination sales from the IPH segment to more than 470 megawatts. In addition, IPH cleared 847 megawatts of exports into PJM in May at $120 MW-day for the 2017/2018 planning year.

2014 Guidance

Dynegy’s updated 2014 consolidated Adjusted EBITDA guidance range is $330 million to $380 million, a $30 million increase from the previous range of $300 million to $350 million; and its consolidated 2014 Free Cash Flow guidance range is $45 million to $95 million which has been increased from the initial range of $10 million to $60 million. Financial results for the first half of the year were stronger than anticipated and more than offset the impact of the mild summer weather experienced to date.

Investor Conference Call/Webcast

Dynegy’s earnings presentation and management comments on the earnings presentation will be available on the “Investor Relations” section of www.dynegy.com later today. Dynegy will answer questions about its second quarter 2014 financial results during an investor conference call and webcast tomorrow, August 7, 2014 at 8 a.m. ET/7 a.m. CT. Participants may access the webcast from the Company’s website.

ABOUT DYNEGY

Dynegy’s subsidiaries produce and sell electric energy, capacity and ancillary services in key U.S. markets. The Dynegy Power, LLC power generation portfolio consists of approximately 6,078 megawatts of primarily natural gas-fired intermediate and peaking power generation facilities. The Dynegy Midwest Generation, LLC portfolio consists of approximately 2,980 megawatts of primarily coal-fired baseload power plants. The Illinois Power Holdings, LLC portfolio consists of approximately 4,062 megawatts of primarily coal-fired baseload power plants. Homefield Energy and Dynegy Energy Services are retail electricity providers serving businesses and residents in Illinois.

This press release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements,” particularly those statements concerning drivers for improved capacity prices and increased energy prices; execution of its PRIDE reloaded target in balance sheet and operating improvements; anticipated earnings and cash flows and 2014 Adjusted EBITDA and Free Cash Flow guidance. Historically, Dynegy’s performance has deviated, in some cases materially, from its cash flow and earnings guidance. Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of Dynegy is contained in Dynegy’s filings with the Securities and Exchange Commission (the “SEC”). Specifically, Dynegy makes reference to, and incorporates herein by reference, the section entitled “Risk Factors” in its 2013 Form 10-K and subsequent Form 10-Qs. In addition to the risks and uncertainties set forth in Dynegy’s SEC filings, the forward-looking statements described in this press release could be affected by, among other things, (i) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts and other laws and regulations to which we are, or could become, subject; (ii) beliefs, assumptions and projections regarding the demand for power, generation volumes and commodity pricing, including natural gas prices and the timing of a recovery in natural gas prices, if any; (iii) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (iv) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale and retail power generation market, including the anticipation of plant retirements and higher market pricing over the longer term; (v) the effects of, or changes to, MISO or PJM power procurement process; (vi) the effectiveness of our strategies to capture opportunities presented by changes in commodity prices and to manage our exposure to energy price volatility; (vii) efforts to secure retail sales and the ability to grow the retail business; (viii) efforts to identify opportunities to reduce congestion and improve busbar power prices; (ix) beliefs and assumptions about weather and general economic conditions; (x) projected operating or financial results, including anticipated cash flows from operations, revenues and profitability; (xi) expectations regarding our compliance with the Credit Agreement, including collateral demands, interest expense, any applicable financial ratios and other payments; (xii) our focus on safety and our ability to efficiently operate our assets so as to capture revenue generating opportunities and operating margins; (xiii) beliefs about the costs and scope of the ongoing demolition and site remediation efforts at the South Bay and Vermilion facilities; (xiv) beliefs regarding redevelopment efforts for the Morro Bay facility; (xv) beliefs about the outcome of legal, administrative, legislative and regulatory matters; (xvi) the timing and anticipated benefits to be achieved through our company-wide savings improvement programs, including our PRIDE initiative; and (xvii) expectations regarding performance standards and capital and maintenance expenditures. Any or all of Dynegy’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond Dynegy’s control

Dynegy Inc. Contacts: Media: Katy Sullivan, 713.767.5800; Analysts: 713.507.6466

DYNEGY INC.

REPORTED UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three Months Ended		Six Months Ended
	2014	2013	2014	2013
Revenues	$521	$301	$1,283	$619
Cost of sales, excluding depreciation expense	(365)	(253)	(917)	(537)
Gross margin	156	48	366	82
Operating and maintenance expense	(136)	(85)	(246)	(156)
Depreciation expense	(57)	(49)	(124)	(103)
Gain on sale of assets	14	1	14	2
General and administrative expense	(29)	(25)	(55)	(47)
Acquisition and integration costs	(2)	(1)	(8)	(4)
Operating loss	(54)	(111)	(53)	(226)
Earnings from unconsolidated investments	10	—	10	—
Interest expense	(42)	(16)	(72)	(45)
Loss on extinguishment of debt	—	(12)	—	(11)
Other income and expense, net	(39)	(11)	(45)	(10)
Loss from continuing operations before income taxes	(125)	(150)	(160)	(292)
Income tax benefit	3	—	1	—
Loss from continuing operations	(122)	(150)	(159)	(292)
Income from discontinued operations	—	5	—	5
Net loss	(122)	(145)	(159)	(287)
Less: Net income attributable to noncontrolling interests	1	—	5	—
Net loss attributable to Dynegy Inc.	$(123)	$(145)	$(164)	$(287)

Loss Per Share:

Basic loss per share attributable to Dynegy Inc.:
Loss from continuing operations (1)	$(1.23)	$(1.50)	$(1.64)	$(2.92)
Income from discontinued operations	—	0.05	—	0.05
Basic loss per share attributable to Dynegy Inc.	$(1.23)	$(1.45)	$(1.64)	$(2.87)

Diluted loss per share attributable to Dynegy Inc.:
Loss from continuing operations (1)	$(1.23)	$(1.50)	$(1.64)	$(2.92)
Income from discontinued operations	—	0.05	—	0.05
Diluted loss per share attributable to Dynegy Inc.	$(1.23)	$(1.45)	$(1.64)	$(2.87)

Basic shares outstanding	100	100	100	100
Diluted shares outstanding	101	100	101	100
Loss from continuing operations	$(122)	$(150)	$(159)	$(292)
Less: Net income attributable to noncontrolling interests	1	—	5	—
Loss from continuing operations attributable to Dynegy Inc. for basic and diluted loss per share	$(123)	$(150)	$(164)	$(292)

Basic weighted-average shares	100	100	100	100
Effect of dilutive securities (2)	1	—	1	—
Diluted weighted-average shares	101	100	101	100

Loss per share from continuing operations attributable to Dynegy Inc.:
Basic	$(1.23)	$(1.50)	$(1.64)	$(2.92)
Diluted (2)	$(1.23)	$(1.50)	$(1.64)	$(2.92)

(1)         The reconciliation of basic loss per share from continuing operations attributable to Dynegy Inc. to diluted loss per share from continuing operations attributable to Dynegy Inc. is presented below:

(2)         Entities with a net loss from continuing operations are prohibited from including potential common shares in the computation of diluted per share amounts.  Accordingly, we have utilized the basic shares outstanding amount to calculate both basic and diluted loss per share for all periods presented.

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

THREE MONTHS ENDED JUNE 30, 2014

(UNAUDITED) (IN MILLIONS)

The following table provides summary financial data regarding our Adjusted EBITDA by segment for the three months ended June 30, 2014:

	Three Months Ended June 30, 2014
	Coal	IPH	Gas	Other	Total
Net loss attributable to Dynegy Inc.					$(123)
Plus / (Less):
Income attributable to noncontrolling interest					1
Income tax benefit					(3)
Interest expense					42
Depreciation expense					57
Amortization of intangible assets and liabilities, net					19
EBITDA (1)	$4	$(4)	$61	$(68)	$(7)
Acquisition and integration costs	—	2	—	—	2
Mark-to-market loss, net	—	4	10	—	14
Change in fair value of common stock warrants	—	—	—	43	43
Gain on sale of assets, net	—	—	(14)	—	(14)
Income attributable to noncontrolling interest	—	(1)	—	—	(1)
Other	4	(1)	1	(3)	1
Adjusted EBITDA (1)	$8	$—	$58	$(28)	$38

(1)         EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on August 6, 2014, for definitions, utility and uses of such non-GAAP financial measures.  A reconciliation of EBITDA to Operating loss is presented below.  Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating loss as the most directly comparable GAAP measure.

	Three Months Ended June 30, 2014
	Coal	IPH	Gas	Other	Total
Operating loss	$(5)	$(17)	$(2)	$(30)	$(54)
Depreciation expense	11	10	35	1	57
Amortization of intangible assets and liabilities, net	(2)	3	18	—	19
Earnings from unconsolidated investments	—	—	10	—	10
Other items, net	—	—	—	(39)	(39)
EBITDA	$4	$(4)	$61	$(68)	$(7)

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

THREE MONTHS ENDED JUNE 30, 2013

(UNAUDITED) (IN MILLIONS)

The following table provides summary financial data regarding our Adjusted EBITDA by segment for the three months ended June 30, 2013:

	Three Months Ended June 30, 2013
	Coal	Gas	Other	Total
Net loss				$(145)
Plus / (Less):
Income from discontinued operations, net of tax				(5)
Loss on extinguishment of debt				12
Interest expense				16
Depreciation expense				49
Amortization of intangible assets and liabilities, net				64
EBITDA (1)	$(6)	$33	$(36)	$(9)
Plus / (Less):
Acquisition and integration costs	—	—	1	1
Mark-to-market (income) loss, net	(18)	19	—	1
Change in fair value of common stock warrants	—	—	9	9
Other	—	1	5	6
Adjusted EBITDA (1)	$(24)	$53	$(21)	$8

(1)         EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on August 6, 2014, for definitions, utility and uses of such non-GAAP financial measures.  A reconciliation of EBITDA to Operating loss is presented below.  Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating loss as the most directly comparable GAAP measure.

	Three Months Ended June 30, 2013
	Coal	Gas	Other	Total
Operating loss	$(49)	$(36)	$(26)	$(111)
Depreciation expense	10	39	—	49
Amortization of intangible assets and liabilities, net	33	31	—	64
Other items, net	—	(1)	(10)	(11)
EBITDA	$(6)	$33	$(36)	$(9)

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2014

(UNAUDITED) (IN MILLIONS)

The following table provides summary financial data regarding our Adjusted EBITDA by segment for the six months ended June 30, 2014:

	Six Months Ended June 30, 2014
	Coal	IPH	Gas	Other	Total
Net loss attributable to Dynegy Inc.					$(164)
Plus / (Less):
Income attributable to noncontrolling interest					5
Income tax benefit					(1)
Interest expense					72
Depreciation expense					124
Amortization of intangible assets and liabilities, net					35
EBITDA (1)	$26	$(13)	$157	$(99)	$71
Acquisition and integration costs	—	8	—	—	8
Mark-to-market loss, net	19	38	18	—	75
Change in fair value of common stock warrants	—	—	—	49	49
Income attributable to noncontrolling interest	—	(5)	—	—	(5)
Gain on sale of assets, net	—	—	(14)	—	(14)
Other	5	2	1	(2)	6
Adjusted EBITDA (1)	$50	$30	$162	$(52)	$190

(1)         EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on August 6, 2014, for definitions, utility and uses of such non-GAAP financial measures.  A reconciliation of EBITDA to Operating income (loss) is presented below.  Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

	Six Months Ended June 30, 2014
	Coal	IPH	Gas	Other	Total
Operating income (loss)	$4	$(33)	$32	$(56)	$(53)
Depreciation expense	25	18	79	2	124
Amortization of intangible assets and liabilities, net	(3)	2	36	—	35
Earnings from unconsolidated investments	—	—	10	—	10
Other items, net	—	—	—	(45)	(45)
EBITDA	$26	$(13)	$157	$(99)	$71

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2013

(UNAUDITED) (IN MILLIONS)

The following table provides summary financial data regarding our Adjusted EBITDA by segment for the six months ended June 30, 2013:

	Six Months Ended June 30, 2013
	Coal	Gas	Other	Total
Net loss				$(287)
Plus / (Less):
Income from discontinued operations, net of tax				(5)
Loss on extinguishment of debt				11
Interest expense				45
Depreciation expense				103
Amortization of intangible assets and liabilities, net				127
EBITDA (1)	$(42)	$98	$(62)	$(6)
Plus / (Less):
Acquisition and integration costs	—	—	4	4
Mark-to-market loss, net	22	15	—	37
Change in fair value of common stock warrants	—	—	9	9
Other	—	1	6	7
Adjusted EBITDA (1)	$(20)	$114	$(43)	$51

(1)         EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on August 6, 2014, for definitions, utility and uses of such non-GAAP financial measures.  A reconciliation of EBITDA to Operating loss is presented below.  Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating loss as the most directly comparable GAAP measure.

	Six Months Ended June 30, 2013
	Coal	Gas	Other	Total
Operating loss	$(129)	$(44)	$(53)	$(226)
Depreciation expense	23	79	1	103
Amortization of intangible assets and liabilities, net	64	63	—	127
Other items, net	—	—	(10)	(10)
EBITDA	$(42)	$98	$(62)	$(6)

DYNEGY INC.

OPERATING DATA

The following table provides summary financial data regarding our Coal, IPH and Gas segment results of operations for the three and six months ended June 30, 2014 and 2013, respectively.  There were no IPH operations during the three and six months ended June 30, 2013 as IPH operations were acquired on December 2, 2013.

	Three Months Ended		Six Months Ended
	2014	2013	2014	2013
Coal
Million Megawatt Hours Generated	4.6	4.4	9.9	9.4
In Market Availability for Coal-Fired Facilities (1)	92%	91%	90%	90%
Average Capacity Factor for Coal-Fired Facilities (2)	71%	67%	76%	72%
Average Quoted Market Power Prices ($/MWh) (3):
On-Peak: Indiana (Indy Hub)	$45.28	$41.76	$58.29	$37.96
Off-Peak: Indiana (Indy Hub)	$30.37	$28.90	$36.65	$27.92

IPH
Million Megawatt Hours Generated	5.4	N/A	12.1	N/A
In Market Availability for IPH Facilities (1)	86%	N/A	89%	N/A
Average Capacity Factor for IPH Facilities (2)	59%	N/A	66%	N/A
Average Quoted Market Power Prices ($/MWh) (3):
On-Peak: Indiana (Indy Hub)	$45.28	N/A	$58.29	N/A
Off-Peak: Indiana (Indy Hub)	$30.37	N/A	$36.65	N/A

Gas
Million Megawatt Hours Generated (4)	3.7	3.5	8.2	7.8
In Market Availability for Combined Cycle Facilities (1)	97%	96%	99%	97%
Average Capacity Factor for Combined Cycle Facilities (2)	39%	37%	44%	41%
Average Market On-Peak Spark Spreads ($/MWh) (5):
Commonwealth Edison (NI Hub)	$12.23	$11.33	$13.71	$10.32
PJM West	$25.16	$17.45	$32.71	$15.00
North of Path 15 (NP 15)	$11.93	$13.44	$12.24	$12.76
New York—Zone A	$15.74	$11.69	$43.69	$14.35
Mass Hub	$15.97	$13.37	$22.99	$14.09
Average Market Off-Peak Spark Spreads ($/MWh) (5):
Commonwealth Edison (NI Hub)	$(5.36)	$(1.37)	$(14.45)	$0.24
PJM West	$7.89	$3.51	$(2.40)	$2.06
North of Path 15 (NP 15)	$0.72	$4.01	$2.38	$5.42
New York—Zone A	$1.16	$0.75	$16.24	$5.93
Mass Hub	$2.87	$2.63	$(7.65)	$(0.55)
Average natural gas price—Henry Hub ($/MMBtu) (6)	$4.58	$4.01	$4.81	$3.75

(1)         In Market Availability is an internal measurement calculation that reflects the percentage of generation available when market prices are such that these units could be profitably dispatched.  This calculation excludes certain events outside of management control such as weather related issues.

(2)         Reflects actual production as a percentage of available capacity.

11

(3)         Reflects the average of day-ahead quoted prices for the periods presented and does not necessarily reflect prices we realized.

(4)         Includes our ownership percentage in the MWh generated by our investment in the Black Mountain power generation facility.

(5)         Reflects the simple average of the on- and off-peak spark spreads available to a 7.0 MMBtu/MWh heat rate generator selling power at day-ahead prices and buying delivered natural gas at a daily cash market price and does not reflect spark spreads available to us.

(6)         Reflects the average of daily quoted prices and does not reflect costs incurred by us.

DYNEGY INC.

UPDATED 2014 ADJUSTED EBITDA AND FREE CASH FLOW GUIDANCE

(UNAUDITED) (IN MILLIONS)

The following table provides summary financial data regarding our updated 2014 Adjusted EBITDA guidance:

	Dynegy Consolidated
	Low	High
Net Loss attributable to Dynegy Inc.	$(208)	$(178)
Plus / (Less):
Income attributable to noncontrolling interest (2)	5	5
Income tax benefit (2)	(1)	(1)
Interest expense	145	145
Earnings from unconsolidated investments (2)	(10)	(10)
Other items, net (2)	45	45
Operating Income (loss)	$(24)	$6
Depreciation expense	230	240
Amortization of intangible assets and liabilities, net	40	50
Earnings from unconsolidated investments (2)	10	10
Other items, net (2)	(45)	(45)
EBITDA (1)	211	261
Plus / (Less):
Acquisition and integration costs	8	8
Mark-to-market loss, net (3)	75	75
Changes in fair value of common stock warrants (3)	49	49
Income attributable to noncontrolling interest (2)	(5)	(5)
Gain on sale of assets, net (2)	(14)	(14)
Other (2)	6	6
Adjusted EBITDA (1)	$330	$380

(1)         EBITDA and Adjusted EBITDA are non-GAAP measures.  Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating Income (Loss) as the most directly comparable GAAP measure.

(2)         Represents actual amounts for the six months ended June 30, 2014.

(3)         Represents actual amounts for the six months ended June 30, 2014.  Full year results will vary based on changes in the market through December 31, 2014.

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The following table provides summary financial data regarding our updated 2014 Free Cash Flow guidance:

	Dynegy Consolidated
	Low	High
Adjusted EBITDA (1)	$330	$380
Cash interest payments	(145)	(145)
Other changes	15	15
Cash Flow from Operations	200	250
Maintenance capital expenditures	(120)	(120)
Environmental capital expenditures	(35)	(35)
Free Cash Flow	$45	$95

Regulation G Reconciliation

DYNEGY INC.

2014 Adjusted EBITDA Guidance - OLD

(IN MILLIONS)

	Dynegy Consolidated
	Low	High
Net Loss	$(111)	$(83)
Plus / (Less):
Interest expense	145	145
Operating Income	$34	$62
Depreciation expense	225	235
Amortization of intangible assets and liabilities	40	50
EBITDA (1)	299	347
Plus:
Acquisition and integration costs	1	3
Adjusted EBITDA (1)	$300	$350

(1)         EBITDA and Adjusted EBITDA are non-GAAP measures.  Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating Income (Loss) as the most directly comparable GAAP measure.

Regulation G Reconciliation

2014 Free Cash Flow Guidance - OLD

(IN MILLIONS)

	Dynegy Consolidated
	Low	High
Adjusted EBITDA	$300	$350
Cash Interest Payments	(145)	(145)
Other Changes	15	15
Cash Flow from Operations	170	220
Maintenance Capital Expenditures	(125)	(125)
Environmental Capital Expenditures	(35)	(35)
Free Cash Flow	$10	$60

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